Company Contact:                       Porter, LeVay & Rose, Inc.

Richard Nelson                         Marlon Nurse, VP - Investor Relations
rnelson@astratagroup.com               Jeff Myhre, VP - Editorial
                                       212-564-4700

                                       Tom Gibson, VP - Media Relations
                                       201-476-0322


                                                           FOR IMMEDIATE RELEASE


           ASTRATA GROUP AWARDED CONTRACT IN ITALY FOR 3,600 GLP UNITS

 First 12 Months of Product Sales and Recurring Revenue Valued at $1.55 Million

             Contract Designed to Generate $1.5 Million in Recurring
                          Revenue per Year Thereafter


LOS ANGELES, CA, July 28, 2005 - Astrata Group Incorporated (OTC BB: ATTG), an international provider of innovative location-based IT services and solutions that incorporate the use of GPS and wireless communications technologies, announced today that it has been awarded a contract by Italy's Motivegeeks for 3,600 Geolocation Platform (GLP) units. The first 12 months of the agreement is designed to generate US$1.55 million from product sales and recurring revenue, and, in subsequent years, to yield recurring revenues to the Astrata Group of US$1.5 million per annum. Shipments are set to begin in September 2005.

As part of the contract, Motivegeeks, a specialist security and vehicle tracking organization run by former Formula 1 Ferrari and Leyton House racing driver, Ivan Capelli, will distribute the Astrata-GLP for asset tracking and fleet management applications throughout Italy, and will also bring to this market a new range of services, including personal and medical information, using the iButton(R) devised by Dalsemi-Maxim (Dallas Semiconductor Corp. and Maxim Integrated Products). It will not only hold driver ID, but also medical and other personal data invaluable in the event of an accident or emergency. It is integrated by using Astrata's optional secondary processor unit, which has a `Dallas Semiconductor' interface (a built-in means of communication).

Ivan Capelli, President of Motivegeeks said: "With my first-hand experience of Formula 1 and other racing championships, I have had the opportunity to witness a number of technologies applied to motor racing and the automotive industry. In Formula 1 for example, it is well known that racing cars are monitored during races using telemetry. This in turn provides a comprehensive range of data and information including the number of times a driver uses the brakes or how many times the vehicles' cams are open or closed. From a security and safety point of view commercial organisations and members of the public now have the opportunity to access similar information for the first time through Astrata's innovative technology."




                                     -more-

Trevor Venter, CEO, Astrata Group Inc. commented: "This contract and the distribution agreement signed with Motivegeeks makes them the leader in the Italian market for integrated identification, security and remote control of vehicles, people and assets. I am confident this is the beginning of a very strong relationship between Astrata and Motivegeeks. This contract underscores our shift toward a business model that relies on recurring revenues rather than only one-time sales."

Astrata's Geolocation Platform (Astrata-GLP, known as "Sirius" outside the U.S.) integrates customizable global positioning and wireless communications with a sophisticated computer processor and operating system in a device half the size of a modern mobile phone. Astrata's system has been designed for tracking, monitoring and controlling large fleets of vehicles in a high-security control-center environment, supporting multiple clients seamlessly from a single central server. It offers access to a complete client/server-based fleet management solution and hosts numerous functions appropriate to vehicle tracking and fleet management, but remains practical and simple to use.

Astrata has signed contracts in recent weeks with various customers around the world. These include a US$3.0 million contract with North Securities in Denmark for 8,000 GLPs and an agreement with Romec Services Ltd., an integrated facilities management company that is owned 51% by the Royal Mail and 49% by Balfour Beatty, the second largest construction company in the United Kingdom. Under this agreement, Astrata will be the exclusive supplier to Romec of new advanced technological solutions for vehicle fleet management systems (FMS). In addition, Romec and Astrata have agreed to combine their respective capabilities to develop and propose solutions that target various opportunities across a number of industries, including mail delivery, property development, transport, electronic security and the defense sector.

Additionally, the contract with Singapore's Civil Defense Force (SCDF) awarded to Astrata has reached an important installation milestone and moved into the acceptance phase. This project is part of SCDF's plan to regulate the movement of all vehicles carrying hazardous materials on Singapore's roads. The contract is for software and hardware integrated into a comprehensive tracking, monitoring, and sophisticated control system with features and capabilities unsurpassed in the market.

About Astrata Group Incorporated
Astrata Group Incorporated (OTC BB: ATTG) is a U.S. publicly listed company headquartered in the U.K. Astrata is focused on advanced location-based IT services and solutions (GEO-IT) that combine GPS positioning, wireless communications (satellite or terrestrial) and geographical information technology, which together enable businesses and institutions to monitor, trace, or control the movement and status of machinery, vehicles, personnel or other assets. Astrata has designed, developed, manufactured and currently supports seven generations of GEO-IT systems with over 80,000 units deployed worldwide.

Sales are divided between two divisions: telematics (remote asset management solutions) and geomatics (high-end professional GPS systems with accuracies approaching three millimeters). Astrata has approximately 230 permanent employees and employs nearly 100 people in its R&D and manufacturing divisions. For further information please visit www.astratagroup.com.

About Motivegeeks
Motivegeeks is a new Italian startup company focused on mobility and automotive solutions for tracking, positioning and personal medical security. With over ten year's experience in Formula 1 telemetry and on-board computing software development, Motivegeeks' management aims to define a "new era" of services in these markets with new technology solutions such as Astrata's Sirius-GLP solution. Recently, Motivegeeks signed a technology collaboration agreement with T-Systems - Deutche Telecom in Italy for security and infomobility-related projects. For further information please visit www.motivegeeks.com

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to:
(i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."

                                     ######

                                       3